  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

August 30, 2007

NEVADA GOLD & CASINOS, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3040 Post Oak Blvd., Suite 675 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 621-2245
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Amendment to Material Definitive Agreement

Effective August 30, 2007 the employment agreement between the Chief Executive Officer, Robert B. Sturges, and the Company (the “Employment Agreement”) was amended as follows:

1.
Section 5(a) of the Employment Agreement which provided that during his first year of employment, the Company could terminate the employment of Mr. Sturges without cause by giving him 60 days written notice was deleted in its entirety;

2.
Section 5(b) of the Employment Agreement which provided that Mr. Sturges had the right to voluntarily terminate his employment on November 1, 2007 by providing written notice to the Company of such termination by September 1, 2007 was amended to provide that Mr. Sturges has the right to terminate his employment on January 1, 2008 by giving the Company written notice of such termination by November 1, 2007.

Except as amended as set forth above, all terms of the Employment Agreement remain the same.

 Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are furnished as part of this current Report on Form 8-K: 99.1 Amendment dated August 30, 2007 to Employment Contract of Robert B. Sturges dated November 27, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

NEVADA GOLD & CASINOS, INC.

Date: August 31, 2007	By:
James J. Kohn
Chief Financial Officer

 INDEX TO EXHIBITS

Item	Exhibit
99.1	Amendment dated August 30, 2007 to Employment Contract of Robert B. Sturges dated November 27, 2006.